EXHIBIT 4.1

THE SALE AND ISSUANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAW O’F ANY STATE OR OTHER JURISDICTION. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE DISTRIBUTION THEREOF. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO THESE SECURITIES AND SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION OR (II) THERE IS AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION THEREFROM IS AVAILABLE AND THAT SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION.

No. 03-03	Warrant to Purchase 62,500 Shares of Common Stock (subject to adjustment)

WARRANT TO PURCHASE COMMON STOCK, PAR VALUE $0.01 PER SHARE

of

MEMRY CORPORATION

Void after October 1, 2008

This certifies that, for value received, Trautman Wasserman & Co., Inc. (the “Holder”), is entitled, subject to the terms set forth below, to purchase from Memry Corporation (the “Company”), 62,500 shares of the Common Stock, par value $0.01 per share (“Common Stock”), of the Company, as constituted on the date hereof, upon surrender hereof, at the principal office of the Company referred to below, with the Notice of Exercise form attached hereto as Annex I duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the “Exercise Price” as set forth in Section 2 below. The number, character and Exercise Price of such shares of Common Stock are subject to adjustment as provided below. The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution, replacement or exchange therefor as provided herein.

This Warrant is issued in connection with the transactions contemplated by that certain letter agreement, dated April 10, 2003, between the Company and the Holder.

1. Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on the date hereof and ending at 5:00 p.m., prevailing local time in Stamford, Connecticut, on October 1, 2008, and shall be void thereafter.

2. Exercise Price. The Exercise Price at which this Warrant may be exercised shall be $1.70 per share of Common Stock, as adjusted from time to time pursuant to Section 11 hereof.

3. Exercise of Warrant.

(a) The purchase rights represented by this Warrant shall be exercisable by the Holder in whole or in part at any time or from time to time during the term hereof by the surrender of this Warrant and the Notice of Exercise attached as Annex I hereto duly completed and executed on behalf of the Holder, at the principal office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment of the Exercise Price by certified or bank check payable in cash to the order of the Company.

(b) In addition to the method of payment set forth in Section 3(a) and in lieu of any cash payment required thereunder, the Holder may, at any time at which the fair market value of one share of Common Stock (at the date of such calculation) is greater than the Exercise Price (as adjusted to the date of such calculation), elect to receive shares of Common Stock equal to the value (as determined below) of this Warrant being exercised by surrender of this Warrant and the Notice of Exercise attached as Annex I hereto duly completed and executed on behalf of the Holder, at the principal office of the Company, in which event the Company shall issue to such holder a number of shares of Common Stock computed using the following formula:

X	=	Y(A-B)

A

Where

X	=	the number of shares of Common Stock to be issued to such holder;

Y	=	the number of shares of Common Stock purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being cancelled (at the date of such calculation);

A	=	the fair market value of one share of Common Stock (at the date of such calculation); and

B	=	Exercise Price (as adjusted to the date of such calculation).

For purposes of the above calculation, the fair market value of one share of Common Stock shall be the average of the closing bid and asked prices of the Common Stock quoted in the over-the-counter market, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, or the last reported sale price of the Common Stock or the closing price quoted on the NASDAQ National Market System or on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Eastern Edition of The Wall Street Journal for the five trading days prior to the date of determination of fair market value; provided, however, that if no public market for the Common Stock exists at the time of such exercise, the fair market value per share shall be determined by the Company’s Board of Directors in good faith.

(c) This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company, at its expense, shall issue and deliver to the person or persons entitled to receive the same, a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company, at its expense, shall, simultaneously with the delivery described in the immediately preceding sentence, execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the fair market value of one share of Common Stock multiplied by such fraction.

5. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

6. Rights of Stockholders. Subject to Sections 9 and 11 hereof, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised as provided herein.

7. Registration of Warrant; Securities Law Matters.

(a) Warrant Register. The Company shall maintain a register (the “Warrant Register”) containing the address of the Holder. The Holder may change its address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. The Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

(b) Compliance with Securities Laws.

(i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant is being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Warrant, except under circumstances that will not result in a violation of the Act or any state securities laws.

(ii) All shares of Common Stock issued upon exercise hereof shall be stamped or imprinted with legends in substantially the following form (in addition to any legend required by state securities laws):

THE SALE AND ISSUANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES

LAW OF ANY STATE OR OTHER JURISDICTION. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE DISTRIBUTION THEREOF. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO THESE SECURITIES AND SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION OR (II) THERE IS AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION THEREFROM IS AVAILABLE AND THAT SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION.

(c) Restriction on Transfer. This Warrant may not be transferred, assigned or otherwise disposed of, in whole or in part, except in compliance with all of the provisions of this Section 7. Any transfer in violation of this Section 7 shall be void ab initio.

(d) Procedures for Transfer. Subject to compliance with this Section 7, this Warrant may be transferred by the Holder, in whole or in part, without charge to the Holder, upon surrender of this Warrant with a properly executed Notice of Assignment (in the form of Annex II hereof) at the principal office of the Company. Upon such compliance and receipt, the Company promptly will issue to the assignee specified therein a Warrant in this form for the number of shares of Common Stock specified in such assignment (and, if such assignment is with respect to less than all of the rights covered hereby, promptly will issue to the Holder a new Warrant, in this form, for any remaining rights represented hereby).

8. Reservation of Stock.

The Company covenants that during the term that this Warrant is exercisable, the Company shall reserve (i) from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of all or any portion of this Warrant, and (ii) from its authorized and unissued Common Stock, a sufficient number of shares to provide for the issuance of Common Stock upon the conversion of the shares of Common Stock acquired and/or acquirable upon the exercise hereof into Common Stock and, from time to time, shall take all steps necessary to amend its Certificate of Incorporation, as amended (the “Certificate”), to provide sufficient reserves of shares of Common Stock issuable upon exercise of the Warrant and Common Stock issuable upon the conversion of shares of Common Stock acquired and/or acquirable hereby. The Company further covenants that all shares which may be issued upon the exercise of the rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

9.	Certificates of Adjustment; Notices.

(a) Whenever the Exercise Price or number or type of shares purchasable hereunder shall be adjusted or readjusted pursuant to Section 11 hereof, the Company shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment or readjustment, the amount of the adjustment or readjustment, the method by which such adjustment was calculated and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment and the amount, if any, of other property that at the time would be received upon exercise of the Warrant, all after giving effect to such adjustment or readjustment. A copy of such certificate to be mailed to the Holder of this Warrant in accordance with Section 13 hereof.

(b) In the event:

(i) that the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right;

(ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all of substantially all of the assets of the Company to another corporation; or

(iii) of any voluntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company shall mail or cause to be mailed to the Holder a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purposes of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least twenty (20) days prior to the date therein specified for the occurrence of any of the foregoing events.

(c) All such notices, advice and communications shall be given in the manner set forth in Section 13 hereof.

10. Amendments. This Warrant or any term of provision hereof may not be amended without the written consent of the Company and the Holder.

11. Adjustments. The Exercise Price and the number and type of shares purchasable hereunder are subject to adjustment from time to time as follows:

11.1. Merger, Sale of Assets, etc. If at any time while this Warrant or any portion hereof is outstanding and unexpired, there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity and by which the shares of the Company’s capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company’s properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant thereafter shall be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer which a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, consolidation, merger, sale or transfer, all subject to further adjustment as provided in this Section 11. The foregoing provisions of this Section 11.1 similarly shall apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the Holder for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant such that the rights and interest of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

11.2. Reclassification, etc. If the Company, at any time while this Warrant or any portion hereof remains outstanding and unexpired, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant thereafter shall represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be adjusted appropriately, all subject to further adjustment as provided in this Section 11.

11.3. Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant or any portion hereof remains outstanding and unexpired, shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be decreased proportionately, and the number of shares of such securities for which this Warrant may be exercised shall be increased proportionately, in the case of a split or subdivision, or the Exercise Price for such securities shall be increased proportionately and the number of shares of such securities for which this Warrant may be exercised shall be decreased proportionately, in the case of a combination.

11.4. No Impairment. The Company, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in the carrying out of all the provisions of this Section 11 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

12. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Connecticut.

13. Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (i) if to the Holder at Trautman Wasserman & Co., Inc., 500 Fifth Avenue, New York, NY 10110, or at such other address as the Holder shall have furnished to the Company in writing, or (ii) if to the Company, to 3 Berkshire Boulevard, Bethel, CT 06801, Attention: Chairman and CEO, or at such other address as the Company shall have furnished to the Holder. Such notices or communications shall be deemed given if personally delivered, on the date of delivery by hand or by messenger, or three (3) days after mailing if send by mail as set forth herein.

14. Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to the Holder upon any breach or default under this Warrant shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of the Holder of any breach or default under this Warrant, or any waiver on the part of any party of any provisions or conditions of this Warrant, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Warrant or by law or otherwise afforded to the Holder shall be cumulative and not alternative.

15. Severability. If any provision of this Warrant is held to be unenforceable under applicable law, then such provision shall be excluded from this Warrant and the balance of this Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms. A court of competent jurisdiction, in its discretion, may substitute for the excluded provision an enforceable provision which in economic substance reasonably approximates the excluded provision.

16. Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

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[WARRANT SIGNATURE PAGE]

Executed effective on this 1st day of October, 2003.

MEMRY CORPORATION

By:	/s/ James G. Binch

	Name:	James G. Binch
	Title:	Chief Executive Officer

ANNEX I

NOTICE OF EXERCISE

To: Memry Corporation

(1) The undersigned hereby irrevocably elects to purchase              shares of Common Stock of Memry Corporation, a Delaware corporation, pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price (i) in cash and/or (ii) by cancellation of all or a portion of this Warrant pursuant to Section 3(b) for such shares in full.

(2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock to be issued are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned shall not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

(3) Please issue a new Warrant for the unexercised portion of the attached Warrant (if any) in the name of the undersigned.

Dated:

[Holder]

ANNEX II

NOTICE OF ASSIGNMENT

FOR VALUE RECEIVED Trautman Wasserman & Co., Inc. hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of Warrants set forth below.

Name of Assignee	Address of Assignee	Number of Warrants Transferred

Date:	Signature: